EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 164 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 26, 2014

Appendix A

Report Date

Funds

November 15, 2013	Eaton Vance Atlanta Capital SMID-Cap Fund
November 15, 2013	SMID-Cap Portfolio
November 18, 2013	Eaton Vance Atlanta Capital Focused Growth Fund
November 18, 2013	Eaton Vance Atlanta Capital Select Equity Fund